                                                                     Exhibit 4.8

                                                                  EXECUTION COPY


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                          PLEDGE AND SECURITY AGREEMENT


                                     between


                               AES IRONWOOD, INC.
                                   as Pledgor


                                       and



                       IBJ WHITEHALL BANK & TRUST COMPANY
                               as Collateral Agent


                            Dated as of June 1, 1999

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1.     Definitions............................................................2
2.     Pledge.................................................................2
3.     Representations, Warranties and Covenants..............................3
4.     Default................................................................5
5.     Rights and Remedies Upon Event of Default..............................5
6.     Security Interest Absolute.............................................5
7.     Pledgor Remains Liable.................................................6
8.     No Duty on Collateral Agent's Part.....................................6
9.     Notices................................................................6
10.    Waiver.................................................................6
11.    Time of Essence........................................................7
12.    Binding Upon Successors................................................7
13.    Captions...............................................................7
14.    Governing Law, Legal Proceedings and Waiver of Jury Trial..............7
15.    Amendments, Changes and Modifications..................................8
16.    Severability...........................................................8
17.    Collateral Agent Not Liable............................................8
18.    Limitation of Recourse.................................................8
19.    Counterparts...........................................................9
20.    Continuing Assignment, Pledge and Security Interest....................9
21.    Security Only..........................................................9
22.    Payments Set Aside.....................................................9
       Annexes

                          PLEDGE AND SECURITY AGREEMENT

         This PLEDGE AND SECURITY AGREEMENT (this "Pledge Agreement"), dated as of June 1, 1999, by and between AES IRONWOOD, INC., a corporation organized and validly existing under the laws of the State of Delaware (the "Pledgor") and IBJ Whitehall Bank and Trust Company, a bank duly organized and existing under the laws of the State of New York ("IBJ"), as collateral agent (together with its successors in such capacity, the "Collateral Agent") for the benefit of and on behalf of the Senior Parties defined below.

         A. AES IRONWOOD, L.L.C., a limited liability company organized and validly existing under the laws of the State of Delaware (the "Company") is providing for the development, construction, ownership and operation of a nominal 705 MW (net) gas-fired combined cycle electric generating facility and related equipment and facilities (the "Project") to be located in South Lebanon Township, Lebanon County, Pennsylvania.

         B. The Company intends to finance the development and construction of the Project, in part, through the issuance, from time to time, of certain securities (the "Securities") pursuant to a Trust Indenture, dated as of June 1, 1999 between the Company and IBJ, as trustee (the "Trustee") and depositary bank, as it may be amended or supplemented from time to time (the "Indenture").

         C. In connection with the commencement of commercial operation of the Project, the Company is required to deliver the Debt Service Reserve Letter of Credit (the "DSR Letter of Credit"). Dresdner Bank New York Branch ("Dresdner"), as issuing bank, has agreed to issue the DSR Letter of Credit subject to the terms and conditions contained in the DSR LOC Reimbursement Agreement, dated as of June 1, 1999 (as amended, supplemented or modified and in effect from time to time, the "DSR LOC Reimbursement Agreement"), among each of the banks and financial institutions parties thereto and Dresdner, as issuing bank and as agent for such banks including the issuing bank and financial institutions (in such capacity as agent, and together with its successors and assigns, the "DSR LOC Provider").

         D. In connection with the Company's obligations under Section 19.2 of the Power Purchase Agreement, the Company may deliver the Construction Period Letter of Credit (the "CP LOC"). Dresdner, as issuing bank, has agreed to issue the CP LOC subject to the terms and conditions contained in the CP LOC Reimbursement Agreement, dated as of June 1, 1999 (as amended, supplemented or modified and in effect from time to time, the "CP LOC Reimbursement Agreement"), among each of the banks and financial institutions parties thereto and Dresdner, as issuing bank and as agent for such banks and the issuing bank and financial institutions (in such capacity as agent, and together with its successors and assigns, the "CP LOC Provider").

         E. The Company may finance certain working capital requirements of the Project by entering into a working capital agreement with a financial institution for the provision of credit to the Company (such financial institution, the "Working Capital Provider").

         F. All obligations of the Company under the Securities, the DSR LOC Reimbursement Agreement and related evidences of indebtedness, the CP LOC Reimbursement Agreement and related evidences of indebtedness, the Collateral Agency Agreement (defined below), and any working capital agreement (collectively, the "Financing Documents") to the Trustee, the DSR LOC Provider, the CP LOC Provider, the Collateral Agent, any Working Capital Provider, each successor to any such person and any person providing Senior Debt to the Company who becomes a party to the Collateral Agency Agreement in accordance with its terms (collectively, the "Senior Parties") will be secured by a certain Mortgage, the Security Agreement, the Indenture, this Pledge Agreement and the Assignment of Leases and Income, each between the Company and the Collateral Agent (collectively, the "Security Documents").

         G. The Collateral Agent, the Company, the DSR LOC Provider, the CP LOC Provider and the Trustee entered into the Collateral Agency and Intercreditor Agreement dated as of June 1, 1999 (as amended, supplemented or modified and in effect from time to time, the "Collateral Agency Agreement") to set forth their mutual understanding with respect to (a) the exercise of certain rights, remedies and options by the respective parties thereto under the above described documents, (b) the priority of their respective security interests created by the Security Documents, (c) the application of project revenues and certain other monies and items and (d) the appointment of the Collateral Agent as collateral agent.

         H. On the Closing Date, the Pledgor owns 100% of all of the ownership interests of the Company.

         I. In order to better secure the benefits of the other Collateral subject of the Security Documents, the Pledgor has agreed to pledge the ownership interests of the Company owned by the Pledgor from time to time.

         NOW, THEREFORE, in consideration of the premises set forth above, the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and FOR THE PURPOSE OF SECURING the payment and performance of the Senior Debt, which Senior Debt may increase, decrease and increase again, from time to time, the parties hereto hereby agree as follows:

         1. Definitions. Except as otherwise expressly provided herein, capitalized terms used in this Pledge Agreement and its Annexes shall have the meaning given to them in the Indenture and the rules of construction set forth in Section 1.1. of the Indenture shall apply herein as if set forth in this Pledge Agreement.

         2. Pledge. (a) As security for the full payment or performance when due (whether at stated maturity, by acceleration or otherwise) of any and all of the Senior Debt now existing or hereafter arising, the Pledgor hereby grants, pledges and collaterally assigns to and creates in favor of the Collateral Agent, a lien on (the "Security Interest") in all estate, right, title and interest of the Pledgor in, to and under the following collateral, whether now existing or hereafter acquired (the "LLC Collateral"):

                  (i) the ownership interests in the Company and to the extent any of the following shall now or hereinafter exist any certificates identified in Annex I hereto and all other ownership interests of whatever class in the Company, now or hereafter owned by the Pledgor, in each case together with the certificates evidencing the same (collectively, the "Pledged Interests");

                  (ii) to the extent any of the following shall now or hereafter exist all shares, securities, moneys or property representing a dividend on any of the Pledged Interests, or representing a distribution or return of capital upon or in respect of the Pledged Interests (a "Dividend"), or resulting from a split-up, revision, reclassification or other like change of the Pledged Interests or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Interests; provided, however, that such Security Interest in any Dividend shall not apply to, or to the extent such Security Interest is then existing, shall be released without any notice or required action from, such Dividend once such Dividend is distributed from the Distribution Account in accordance with the terms of the Collateral Agency Agreement and is no longer an asset of the Company;

                  (iii) without affecting the obligations of the Pledgor or the Company under any provision prohibiting such action hereunder, in the event of any consolidation or merger in which the Company is not the surviving entity, all shares owned by the Pledgor of each class of the capital stock of the successor entity formed by or resulting from such consolidation or merger;

                  (iv) to the extent not included in the foregoing, all proceeds, products and accessions of and to any and all of the foregoing, including, without limitation, "proceeds," as defined in the Uniform Commercial Code of the State of New York (the "UCC"), including whatever is received upon any collection, exchange, sale or other disposition of any of the LLC Collateral, and any property into which any of the LLC Collateral is converted, whether cash or noncash proceeds, and any and all other amounts paid or payable under or in connection with any of the LLC Collateral; it being understood that the Security Interest in the proceeds, products and accessions of and to any LLC Collateral shall not apply to, or to the extent such Security Interest is then existing, shall be released without any notice or required action from, such LLC Collateral once such LLC Collateral is distributed from the Distribution Account in accordance with the terms of the Collateral Agency Agreement and is no longer an asset of the Company.

         (b) This Pledge Agreement secures, in accordance with the provisions hereof, the Senior Debt.

         (c) The Collateral Agent and the Pledgor acknowledge and agree that remedies, if any, that may be exercised from time to time hereunder during the continuance of a Trigger Event under the Collateral Agency Agreement, will be exercised by the Collateral Agent subject to, and in accordance with, the terms of the Collateral Agency Agreement.

         3. Representations, Warranties and Covenants. The Pledgor hereby represents, warrants and covenants as follows:

         (a) The Security Interest granted and created pursuant to this Pledge Agreement is a legal and valid security interest in the LLC Collateral now owned by the Pledgor or hereafter acquired.

         (b) The Security Interest granted and created pursuant to this Pledge Agreement (i) with respect to such of the LLC Collateral in which a security interest may be perfected by the filing of a Financing Statement, will, upon the filing of the necessary Financing Statements in all appropriate jurisdictions, create a perfected security interest in the LLC Collateral now owned by the Pledgor or hereafter acquired in which a security interest may be perfected by filing; and (ii) with respect to such of the LLC Collateral in which a security interest may be perfected by possession, will, upon the Collateral Agent's taking possession of such LLC Collateral, create a perfected security interest in such LLC Collateral now owned by the Pledgor or hereafter acquired in which a security interest may be perfected by possession.

         (c) The Pledgor shall cause (i) the organizational documents in respect of the formation of the Company and (ii) the certificates representing the Pledged Interests in the Company to each recite that such organizational documents and Pledged Interests shall be governed by Article 8 of the UCC.

         (d) The Pledgor is the legal and beneficial owner of the LLC Collateral now owned by it, free and clear of all Liens.

         (e) The Pledgor shall notify the Collateral Agent promptly in writing of any claim against the LLC Collateral adverse (other than to a de minimis extent) to the interest of the Collateral Agent hereunder.

         (f) The Pledgor agrees that from time to time upon the request of the Collateral Agent, the Pledgor will, at its sole cost and expense, promptly execute and deliver all further instruments and documents, and take all further action, which may be necessary or reasonably advisable, or that the Collateral Agent may reasonably request, in order to perfect, maintain, preserve and protect the Security Interest granted or purported to be granted hereby. Without limiting the generality of the foregoing, the Pledgor will: (i) if any LLC Collateral shall be evidenced by a promissory note or other instrument, deliver and pledge to the Collateral Agent hereunder such note or instrument duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Collateral Agent, and
(ii) execute and file such financing or continuation statements, or amendments thereto and assignments thereof, and such other instruments, endorsements or notices, as may be necessary, or as the Collateral Agent may reasonably request in writing, in order to perfect, maintain, preserve and protect the Security Interest granted or purported to be granted hereby.

The Pledgor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relating to all or any part of the LLC Collateral without the signature of the Pledgor where permitted by law.

         (g) The Pledgor shall keep and maintain, at its sole cost and expense, satisfactory and complete records of the LLC Collateral. The Pledgor shall furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the LLC Collateral and such other reports in connection with the LLC Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

         (h) The Pledgor shall not create, incur or permit to exist, and will defend the LLC Collateral against, and shall take such other action as is necessary, to remove any Lien or claim on or to the LLC Collateral and will defend the right, title and interest of the Collateral Agent in and to any of the LLC Collateral against the claims and demands of all Persons whomsoever. In furtherance thereof, the Pledgor agrees (i) not to enter into a "control agreement" with or grant "control" (within the meaning of the UCC) to any Person other than the Collateral Agent in respect of any of the LLC Collateral that constitutes "uncertificated securities" (within the meaning of the UCC) or (ii) not to cause the Collateral Agent to register any transfer of any of the LLC Collateral that constitutes "uncertificated securities" (within the meaning of the UCC) to any Person other than the Collateral Agent.

         (i) The principal place of business and chief executive office of the Pledgor and the office where the Pledgor keeps its records concerning the LLC Collateral, including the registration book in which all ownership interests of the Company and pledges and transfers thereof are recorded (hereinafter, collectively called the "Records") is located at the Pledgor's address for notices set forth in the signature pages hereto.

         (j) The Pledged Interests are duly authorized, validly existing, fully paid and non-assessable and none of such Pledged Interests are subject to any contractual restriction, or any restriction under the organic documents of the Company, upon the transfer of such Pledged Interests (except for any such restriction contained herein).

         (k) The Pledged Interests constitute all of the issued and outstanding shares of ownership interests of any class of the Company beneficially owned by the Pledgor on the date hereof (whether or not registered in the name of the Pledgor).

         (l) The Pledgor owns 100% of the issued and outstanding ownership interests of the Company as of the date hereof.

         4. Default. The occurrence and continuation of a Trigger Event under the Collateral Agency Agreement shall be deemed an "Event of Default" under this Pledge Agreement:

         5. Rights and Remedies Upon Event of Default. The remedies of the Collateral Agent following an Event of Default hereunder or otherwise are set forth in the Collateral Agency Agreement and the exercise of such remedies, if any, shall be done by the Collateral Agent as, when and to the extent permitted thereunder.

         6. Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

                  (i) any lack of validity or enforceability of the Collateral Agency Agreement or any other agreement or instrument relating thereto;

                  (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Debt, or any other amendment or waiver of or any consent to any departure from the Collateral Agency Agreement or any of the LLC Collateral;

                  (iii) any exchange, release or non-perfection of any LLC Collateral or any other collateral, or any release or amendment or waiver of or consent to or departure from any guaranty, for all or any of the Senior Debt; or

                  (iv) to the fullest extent permitted by law, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Pledgor or any third party pledgor.

         7. Pledgor Remains Liable. Anything herein to the contrary notwithstanding, the Pledgor shall remain liable under any agreements included in the LLC Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Pledge Agreement had not been executed. The exercise by the Trustee or the Collateral Agent of any of the rights or remedies hereunder shall not release the Pledgor from any of its duties or obligations under any agreements included in the LLC Collateral, except to the extent the Pledgor is expressly released therefrom by the Trustee or the Collateral Agent in writing. The Collateral Agent shall not have any obligation or liability under the LLC Collateral by reason of this Pledge Agreement, nor shall the Collateral Agent be obligated to perform any of the obligations or duties of the Pledgor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder, except to the extent the Collateral Agent expressly assumes such obligations or duties in writing consistent with its rights under this Pledge Agreement.

         8. No Duty on Collateral Agent's Part. The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent's interests in the LLC Collateral and shall not impose any duty upon it to exercise any such powers. The Collateral Agent shall be accountable only for amounts that it receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Pledgor for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

         9. Notices. All notices, demands, requests and other communications required or permitted hereunder shall be in writing and shall be given and deemed to have been given in accordance with the Collateral Agency Agreement.

         10. Waiver. By exercising or failing to exercise any of its rights, options or elections hereunder (without also expressly waiving the same in writing), the Collateral Agent shall not be deemed to have waived any breach or default on the part of the Pledgor or to have released the Pledgor from any of its obligations secured hereby. No failure on the part of the Collateral Agent to exercise, and no delay in exercising (without also expressly waiving the same in writing), any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right, power or privilege.

         11. Time of Essence. TIME IS OF THE ESSENCE WITH RESPECT TO THIS PLEDGE AGREEMENT AND ALL OF ITS PROVISIONS.

         12. Binding Upon Successors. This Pledge Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of each of the parties hereto.

         13. Captions. The captions, headings and table of contents used in this Pledge Agreement are for convenience only and do not and shall not be deemed to affect, limit, amplify or modify the terms and provisions hereof.

         14. Governing Law, Legal Proceedings and Waiver of Jury Trial. (a) THIS PLEDGE AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

         (b) Any legal action or proceeding with respect to this Pledge Agreement and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Pledge Agreement, the Pledgor hereby accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts from any appeal thereof. The Pledgor hereby irrevocably designates, appoints and empowers CT Corporation System, 1633 Broadway, New York, New York, 10019, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, the Pledgor, agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision satisfactory to the Collateral Agent. The Pledgor irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, in accordance with Section 9. The Pledgor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Pledge Agreement brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Collateral Agent to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Pledgor in any other jurisdiction.

         (c) EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT EACH MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS PLEDGE AGREEMENT AND ANY AGREEMENTS CONTEMPLATED HEREBY TO BE EXECUTED IN CONJUNCTION THEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EACH PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS PLEDGE AGREEMENT.

         15. Amendments, Changes and Modifications. This Pledge Agreement may not be effectively amended or terminated except with the written consent of the Pledgor and the Collateral Agent.

         16. Severability. Any provision of this Pledge Agreement that is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization, without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

         17. Collateral Agent Not Liable. Neither this Pledge Agreement nor any action on the part of the Collateral Agent (other than an express written assumption) shall constitute an assumption by the Collateral Agent of any of the obligations of the Pledgor related to any of the LLC Collateral, and the Pledgor shall continue to be liable for all such obligations whether incurred before or after an Event of Default.

         18. Limitation of Recourse. In the event of non-performance by the Pledgor under this Pledge Agreement, or any part thereof, or for any claim based thereon or otherwise in respect thereof or related thereto, no recourse shall be had to (i) any other assets or properties of the Pledgor (or any person that controls the Pledgor within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act) or (ii) any Affiliate of the Pledgor or any incorporators, officers, directors or employees thereof, and no judgment relating to the obligations of the Pledgor under this Pledge Agreement, or any part thereof, or for any claim based thereon or otherwise in respect thereof or related thereto, shall be obtainable by the Senior Parties or the Collateral Agent against the Pledgor or any Affiliate of the Pledgor or any other incorporator, stockholder, officer, employee or director past, present or future of the Pledgor or any Affiliate of the Pledgor; provided, however, that nothing contained herein shall prevent the taking of any action permitted by law against the Pledgor or any of its Affiliates, or in any way affect or impair the rights of the Collateral Agent or Senior Parties to take any action permitted by law, in either case to realize upon the LLC Collateral and, provided further, that nothing herein shall be deemed to affect the obligations of any Affiliate of the Pledgor under any Transaction Document to which such Affiliate is a party.

         19. Counterparts. This Pledge Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         20. Continuing Assignment, Pledge and Security Interest. This Pledge Agreement shall create a continuing assignment, pledge and security interest in the LLC Collateral and shall remain in full force and effect for the benefit of the Collateral Agent until the satisfaction in full of the Senior Debt. Except as set forth in Section 22 hereof, upon the payment in full of the Senior Debt and all other amounts owing to the Collateral Agent under the Financing Documents, the Security Interest granted hereby shall terminate and all rights to the LLC Collateral shall revert to the Pledgor. In connection with such termination, the Collateral Agent shall execute such instruments of release prepared by the Pledgor as the Pledgor shall reasonably request at the Pledgor's sole cost and expense.

         21. Security Only. This Pledge Agreement is granted for security purposes only. Accordingly, the Collateral Agent shall not enforce its rights with respect to the LLC Collateral until such time as an Event of Default shall have occurred and be continuing.

         22. Payments Set Aside. To the extent that the Pledgor or any other Person on behalf of the Pledgor makes a payment or payments to the Collateral Agent, or the Collateral Agent enforces its security interests or exercise its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff of any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Senior Debt or any part thereof originally intended to be satisfied, and this Pledge Agreement and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed as of the date first written above.


                                            AES IRONWOOD, INC.


                                            By: /s/ Patricia L. Rollin
                                                --------------------------------
                                                Name:  Patricia L. Rollin
                                                Title: Vice President


                                            IBJ WHITEHALL BANK & TRUST COMPANY


                                            By: /s/ Thomas McCutcheon
                                                --------------------------------
                                                Name:  Thomas McCutcheon
                                                Title: Assistant Vice President


                         [PLEDGE AND SECURITY AGREEMENT]

                                     Annex I

                              AES IRONWOOD, L.L.C.

                    Witnesseth, this Certificate represents

                             TEN (10) COMMON SHARES

of AES IRONWOOD, L.L.C. (the "Company") and is registered in the name of AES IRONWOOD, INC. (the "Initial Shareholder"). The Initial Shareholder is entitled to those preferences and rights as set forth in Article III of the Limited Liability Company Agreement (the "Agreement") of the Company. This Certificate is transferable only in accordance with Section 3.2 and Section 6.1 of the Agreement. This Certificate is governed by Article 8 of the Uniform Commercial Code of the State of New York.


/s/ Patricia L. Rollin                      /s/ Eileen M. Cates
-----------------------------               -----------------------------

                                    Annex II
                                       to
                          PLEDGE AND SECURITY AGREEMENT
                            DATED AS OF JUNE 1, 1999


                               FORM OF STOCK POWER


         FOR VALUE RECEIVED, the undersigned, AES IRONWOOD, INC., a corporation organized and validly existing under the laws of the State of Delaware, does hereby sell, assign and transfer to ___________________________________ ten (10)
Common Shares of AES IRONWOOD, L.L.C. (the "Company"), a limited liability company organized and validly existing under the laws of the State of Delaware (the "Stock"), standing in the name of the undersigned on the books of said company and does hereby irrevocably constitute and appoint ______________________ _________________ as the undersigned's true and lawful attorney, for it and in its name and stead, to, as and to the extent permitted pursuant to Section 2.3 of the Collateral Agency and Intercreditor Agreement, dated as of June 1, 1999, among the Company, IBJ Whitehall Bank & Trust Company, in its various capacities as described therein and Dresdner Bank AG, New York Branch, in its various capacities as described therein (the "Collateral Agency Agreement"), sell, assign and transfer all or any of the Stock, and for that purpose to make and execute all necessary acts of assignment and transfer thereof; and to substitute one or more persons with like full power, hereby ratifying and confirming all that said attorney or substitute or substitutes shall lawfully do by virtue hereof in accordance with the provisions of the Collateral Agency Agreement.


Dated:


                                            AES IRONWOOOD, INC.


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

                                      II-1